UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019

OLD DOMINION FREIGHT LINE, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	0-19582	56-0751714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Old Dominion Way Thomasville, NC 27360
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (336) 889-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	ODFL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 21, 2019, Old Dominion Freight Line, Inc. (the “Company”) entered into a five-year, $250.0 million senior unsecured revolving credit facility pursuant to the terms of a second amended and restated credit agreement (the “Credit Agreement”), dated as of November 21, 2019, with Wells Fargo Bank, National Association, as administrative agent, and the Lenders named therein (collectively, the “Lenders”). The Credit Agreement amends and restates the terms of the Company’s existing five-year, $300.0 million senior unsecured revolving credit facility, dated as of December 15, 2015, as amended on September 9, 2016. The following description is a summary of the material terms and conditions of the Credit Agreement. This summary is not complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 4.14 to this Current Report on Form 8-K and incorporated herein by reference. The definitions of capitalized terms, if not so defined herein, may be found in the Credit Agreement.

Of the $250.0 million in line of credit commitments provided by the Lenders, $100.0 million may be used for letters of credit and 10% of the aggregate commitments under the facility as of any date of determination may be used for Swingline Loans. In addition, the Company shall have the right to request an increase in the aggregate Commitments of up to $400.0 million, which may include one or more Term Loan Commitments. At the Company’s option, borrowings under the Credit Agreement shall generally bear interest at a rate based on either (i) LIBOR (including applicable successor provisions) plus an applicable margin that shall range from 1.000% to 1.375%; or (ii) a Base Rate plus an applicable margin that shall range from 0.000% to 0.375%. The applicable margin for each of the above options is dependent upon the Company’s Consolidated Debt to Consolidated Total Capitalization ratio.

The Credit Agreement contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include a maximum Consolidated Debt to Consolidated Total Capitalization ratio (not to be more than 0.60 to 1.00) and a minimum Fixed Charge Coverage Ratio (not to be less than 2.00 to 1.00). Other covenants include, but are not limited to, mergers and consolidations, additional indebtedness, limitations on liens, disposition of assets, investments, restricted payments and transactions with affiliates. The Credit Agreement also contains customary events of default.

The Company intends to use any proceeds of the borrowings under the Credit Agreement for working capital, the issuance of Letters of Credit and general corporate purposes in accordance with the terms and provisions of the Credit Agreement. The Company has normal banking relationships with the Lenders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.14

Second Amended and Restated Credit Agreement, dated November 21, 2019, among Old Dominion Freight Line, Inc., Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders named therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ Kimberly S. Maready
Kimberly S. Maready
Vice President – Accounting & Finance
(Principal Accounting Officer)

Date: November 21, 2019